Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14504) of Engineered Support Systems, Inc. of our report dated July 14, 2006 relating to the financial statements and supplemental schedules of the Engineered Support Systems, Inc. 401(k) & Employee Stock Ownership Plan, which appears in this Form 11-K.


/s/ RubinBrown LLP

St. Louis, Missouri
July 14, 2006